SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2014
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

429 Santa Monica Blvd. Suite 230 Santa Monica, CA (Address of principal executive offices)	90401 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
KPMG LLP was previously the principal accountants for A-Mark Precious Metals, Inc. (“A-Mark”). On February 20, 2014, KPMG LLP was dismissed and BDO USA, LLP was engaged as principal accountants for A-Mark. The audit report of KPMG LLP on the consolidated financial statements of A-Mark Precious Metals, International, Inc. and subsidiaries as of and for the year ended June 30, 2013, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
The decision to change accountants was approved by the board of directors of A-Mark.
During the fiscal year ended June 30, 2013, and the subsequent interim period through February 20, 2014, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised A-Mark that it had identified a material weakness involving inadequate and insufficient accounting and financial resources to enable timely and reliable financial reporting. The board of directors of A-Mark discussed the material weakness with KPMG LLP. SGI authorized KPMG LLP to respond fully to the inquiries of BDO USA, LLP concerning the material weakness.
BDO USA, LLP served as the principal accountants for A-Mark for the fiscal years ended June 30, 2007, June 30, 2008, June 30, 2009, June 30, 2010, June 30, 2011 and June 30, 2012. During the fiscal year ended June 30, 2013 and the subsequent interim period through February 20, 2014, BDO USA, LLP was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered, or any matter that was the subject of a disagreement or a reportable event.
A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.
Item 9.01. Exhibits.
(d) Exhibits

16	Letter dated April 7, 2014 from KPMG LLP to the US Securities Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 7, 2014
A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary